Exhibit 99.1

News Announcement                                                                            For Immediate Release

NEXSTAR BROADCASTING ELECTS C. THOMAS McMILLEN
TO SERVE ON BOARD OF DIRECTORS

Former Congressman and Member of the House Telecommunications and Finance
Sub Committee and Former Station Owner and FCC Licensee
Brings Highly Relevant Experience to Nexstar Board

IRVING, Texas - (June 23, 2014) - Nexstar Broadcasting Group, Inc. (Nasdaq: NXST) announced today that the Board of Directors has elected C. Thomas McMillen to serve on the Company’s Board of Directors, as a Class I Director, to replace Royce Yudkoff who has resigned his position on the Board.  Mr. McMillen satisfies the standards for director independence under the applicable rules of the SEC and the NASDAQ as well as the Company’s Corporate Governance Guidelines. Reflecting the changes, Nexstar’s Board continues to have seven members, six of whom satisfy the standards for director independence under NASDAQ listing rules.

C. Thomas McMillen has over 27 years of political, business and sports experience and leadership and is currently the Chairman and Chief Executive Officer of Washington Capital Advisors, an investment firm. He is also a director of the RCS Capital., a publicly traded investment bank and broker-dealer and serves on the advisory board of Clean Energy Systems, a clean coal technology firm, Integrity Global Security, a cyber security firm and the Association for Rare Earth.  During his career, Mr. McMillen has been an active investor, principal, and board member in companies in the cellular telephone, paging, health care, motorcycle, environmental technology, broadcasting, real estate and insurance industries.  From 2010 to 2012, Mr. McMillen was the sole member and manager of NVT License Holdings, LLC, (New Vision Television) a Delaware limited liability company, which was the indirect parent and controlling entity of several other limited liability companies which held the Federal Communications Commission licenses for eight full power and two low power television stations in eight different television markets.

Mr. McMillen served three consecutive terms in the U.S. House of Representatives from the Fourth Congressional District of Maryland from 1987 to 1993, and was named by President Clinton to co-chair of the President’s Council on Physical Fitness and Sports in 1993, a position he held until December 1997. Mr. McMillen began his involvement with the Council in 1970 as a high school senior when he was selected by President Nixon to become the youngest member of the Council. From May 2011 to July 2013, he served as the Chairman of the National Foundation on Physical, Fitness, Sports and Nutrition, a Congressionally authorized foundation that Mr. McMillen founded where he currently serves as Treasurer. In Congress, Mr. McMillen served on the Banking, Finance and Urban Affairs Committee, the Energy and Commerce Committee and the Science, Space and Technology Committee.  He was unanimously elected as President of the Democratic freshman class of the 100th Congress.  He served as Chairman of the Congressional Chesapeake Bay Caucus, Co-Chairman of the Congressional Biotechnology Caucus, and Vice-Chairman of the Federal Government Task Force.

Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented on the appointment, “Tom brings a diverse range of relevant industry and political and legislative experience to the Nexstar Broadcasting board. He has an impressive record of accomplishment as a Congressman and in the telecommunications industry and has distinguished career in sports both as a competitor and as an advocate for physical fitness. We look forward to benefiting from his experience and knowledge as we continue to pursue strategies to further broaden the reach and diversify of our operations by delivering exceptional local and network programming and online content and service in our markets for the benefit of viewers while creating an even stronger marketing platform for local businesses.

“On behalf of the entire Board, I’d like to express my gratitude to Royce for his eighteen years of service as a director.  Royce served during a period of rapid growth and development for Nexstar following its formation in 1996 and we wish him all the best in his current and future endeavors.”

C. Thomas McMillen added, “This is an exciting opportunity for me to join the Board of Directors of a leading television broadcaster that is committed to its viewers and the local markets it serves while developing new and innovative initiatives to expand its digital media operations.  I look forward to contributing to Nexstar’s continued success.”

Mr. McMillen attended the University of Maryland where he was a three-time All-American in basketball, an academic All-American, and was a member of the 1972 Olympic basketball team. He graduated from the University with a Bachelor of Science degree in Chemistry and is the first and only University of Maryland student to be awarded a Rhodes Scholarship, on which he received a Bachelor and Master of Arts in politics, philosophy and economics from Oxford University in 1978. Mr. McMillen subsequently played for 11 years in the N.B.A., with the New York Knicks, the Atlanta Hawks, and the Washington Bullets (now Washington Wizards). He retired from the N.B.A. in 1986 when he was elected to Congress. He has received several accolades throughout his career and has been inducted as a member of the GTE Academic All-American Hall of Fame, the University of Maryland Alumni Hall of Fame, the College Basketball Hall of Fame, and the Atlantic Coast Conference (ACC) Top 50 players of all time.  Mr. McMillen serves as a board member for various academic and community-focused organizations including The Economic Club and the Military Ball based in Washington, DC as well as the Humane Society of the United States, among many others.

Nexstar also announced that effective July 1, the Board of Directors’ Nominating and Governance Committee will be expanded to three directors from two directors with C. Thomas McMillen and current Director, Jay M. Grossman joining Committee Chair, I. Martin Pompadur. Current Director, Geoff Armstrong, will resign from the Nominating and Governance Committee and will continue to serve as the Chair of the Board’s Compensation Committee and as a member of the Board’s Audit Committee. The Board believes that alternating the composition of its Board Committees is consistent with corporate governance best practices.

About Nexstar Broadcasting Group, Inc.
Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 80 television stations and 19 related digital multicast signals reaching 46 markets or approximately 13.1% of all U.S. television households. Nexstar’s portfolio includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, Telemundo, Bounce TV, Me-TV, Live Well and independent stations. Nexstar’s 47 community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Pro-forma for the completion of all announced transactions Nexstar will own, operate, program or provides sales and other services to 108 television stations and related digital multicast signals reaching 56 markets or approximately 16.0% of all U.S. television households.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.  Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release.  For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter	Joseph Jaffoni, Jennifer Neuman
Chief Financial Officer	JCIR
Nexstar Broadcasting Group, Inc.	212/835-8500 or nxst@jcir.com
972/373-8800